EXHIBIT 3.1

CERTIFICATE OF INCORPORATION OF

O2DIESEL DELAWARE CORPORATION

     The undersigned, acting as incorporator of the above-named Corporation, adopts the following Certificate of Incorporation of such Corporation pursuant to the General Corporation Law of Delaware (“DGCL”).

ARTICLE I

     The name of the company is “O2Diesel Delaware Corporation” (the “Corporation”).

ARTICLE II

     The address, including street number and zip code, of the initial registered office of the Corporation and the name of its initial registered agent at such address is:

Corporation Service Company
2711 Centerville Road
Wilmington, Delaware 19808

ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under DGCL.

ARTICLE IV

     The total number of shares that the Corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of common stock having a par value of $0.0001 per share (“Common Stock”) and 20,000,000 shares of preferred stock having a par value of $0.0001 per share (“Preferred Stock”). The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     4.1 Common Stock. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights.

     4.2 Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of this Certificate of Incorporation, as determined from time to time by the Board of Directors (the “Board” and each a “Director”) and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

DEFINITIONS

     For purposes of Section 4.3 and 4.4, the following definitions shall apply:

     “Change of Control” means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Corporation.

     “Holder” or “Holders” means the holder of Preferred Stock.

     “Issuance Date” means the date of the Closing under the Series A Purchase Agreement (as defined below) with respect to the initial issuance of the Series A Preferred Stock (as herein defined) or the Series B Purchase Agreement (as defined below) with respect to the initial issuance of Series B Preferred Stock (as herein defined).

     “Per Share Market Value” of the Common Stock means on any particular date (a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or (c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of the Common Stock as determined by an Appraiser (as herein defined) selected in good faith by the Holders of a majority of the Series A Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

     “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     “Series A Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement dated March 3, 2004, by and between the Corporation and the purchaser set forth in Schedule 1 thereto (the “Series A Purchaser”).

     “Series B Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, as amended, dated March 26, 2004, by and between the Corporation and the purchaser set forth in Schedule 1 thereto (the “Series B Purchaser”).

     “Trading Day” means (a) a day on which the Common Stock is quoted on the OTCBB or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. (“NASD”), or (c) if the Common Stock is not quoted on the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

     4.3 Series A Preferred Stock. Eight hundred thousand (800,000) shares of Preferred Stock is designated as the Series A 0% Convertible Preferred Stock (the “Series A Preferred Stock”) and the stated value shall be U.S. ten dollars ($10.00) per share (the “Series A Stated Value”). The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

          4.3.1 Dividends. The Holder of the shares of Series A Preferred Stock as they appear on the stock records of the Corporation shall not be entitled to receive any dividends.

          4.3.2 Conversion.

               (a) Each outstanding share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock determined by dividing the Series A Stated Value by the Series A Conversion Price as defined below, and subject to the Limitation on Conversion in Section 4.13 of the Series A Purchase Agreement, at the option of the Holder in whole or in part, at any time commencing on or after the Issuance Date; provided that, any conversion under this Section 4.3.2(a) shall be for a minimum Series A Stated Value of $10,000.00 of Series A Preferred Stock. The Holder shall effect conversions by sending the Notice of Conversion in the manner set forth in Section 4.3.2(j). Each Notice of Conversion shall specify the Series A Stated Value of Series A Preferred Stock to be converted. The Conversion Date shall be on the date the Notice of Conversion is delivered pursuant to Section 4.3.2(j) hereof. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. Upon the entire conversion of the Series A Preferred Stock or the redemption of the Series A Preferred Stock, the certificates for such Series A Preferred Stock shall be returned to the Corporation for cancellation.

               (b) Not later than ten (10) business days after the Conversion Date, the Corporation will deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series A Preferred Stock and (ii) once received from the Corporation, the Series A Preferred Stock in principal amount equal to the principal amount of the Series A Preferred Stock not converted; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Stock until the Series A Preferred Stock are either delivered for conversion to the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder notifies the Corporation that such Series A

Preferred Stock certificates have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4.3.2(b), the Holder shall be entitled, by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series A Preferred Stock tendered for conversion.

               (c) Intentionally omitted.

               (d) (i) The Series A Conversion Price for each share of Series A Preferred Stock in effect on any Conversion Date shall be the lesser of (a) four US dollars ($4.00) (the “Series A Fixed Conversion Price”) or (b) eighty percent (80%) of the lowest closing bid price for the Common Stock in the ten (10) business days preceding the date of conversion, but in no event less than twenty five percent (25%) of the Series A Fixed Conversion Price (the “Series A Floating Conversion Price”). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

                    (ii) If the Corporation, at any time while any Series A Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as defined below) payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Series A Fixed Conversion Price designated in Section 4.3.2(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4.3.2(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (iii) Intentionally omitted.

                    (iv) If the Corporation, at any time while Series A Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series A Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security then in each such case the Series A Conversion Price at which each Series A Preferred Stock shall thereafter be convertible shall be determined by multiplying the Series A Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an “Appraiser”) selected in good faith by the Holders of a majority of the principal amount of the Series A Preferred Stock then outstanding; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series A Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (v) All calculations under this Section 4.3.2 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

                    (vi) In the event the Series A Fixed Conversion Price is not adjusted pursuant to Section 4.3.2(d)(ii), (iv), or (v), within ten (10) business days following the occurrence of an event described therein, and is still not adjusted following thirty (30) days notice from the Holder to the Corporation requesting that such adjustment be made, then the Holder shall have the right to require the Corporation to redeem all of the Holder’s Series A Preferred Stock at the Series A Stated Value of such Holder’s Series A Preferred Stock, and the Corporation shall pay such amount to the Holder pursuant to the written instructions provided by the Holder.

                    (vii) Whenever the Series A Fixed Conversion Price is adjusted pursuant to Section 4.3.2(d)(ii), (iv) or (v), the Corporation shall within two (2) days after the determination of the new Series A Fixed Conversion Price mail and fax to the Holder and to each other Holder of Series A Preferred Stock, a notice setting forth the Series A Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert such Series A Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series A Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section 4.3.2(d)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. Notwithstanding the foregoing, in the event of any merger, consolidation or change of control of the Corporation, then as provided in the Series A Purchase Agreement, the Corporation shall have the right to demand that the Holder convert all Series A Preferred Stock then held by the Series A Purchaser into Common Stock upon the terms and conditions set forth in this Certificate of Incorporation. If the Holder does not comply with such demand, the Corporation may redeem all Series A Preferred Stock held by the Series A Purchaser at their Series A Stated Value.

                    (ix) If:

                         (A) the Corporation shall declare a dividend (or any other distribution) on its Common Stock; or

                         (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                         (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                         (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                         (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series A Preferred Stock at their last addresses as it shall appear upon the Series A Preferred stock register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

               (e) If at any time conditions shall arise by reason of action or inaction taken by the Corporation which in the opinion of the Board are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series A Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Corporation’s capital stock), the Corporation shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each Holder of Series A Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders and an Appraiser selected by the Holders of majority of the outstanding Series A Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4.3), of the Series A Fixed Conversion Price (including, if necessary, any adjustment as to the securities into which Series A Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders of Series A Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Series A Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Series A Fixed Conversion Price.

               (f) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4.3.2(d) and Section 4.3.2(e) hereof) upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

               (g) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional share interest by issuing the Holder an additional full share of Common Stock.

               (h) The issuance of certificates for shares of Common Stock on conversion of Series A Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               (i) Series A Preferred Stock converted into Common Stock shall be canceled upon conversion.

               (j) Each Notice of Conversion shall be given by facsimile to the Corporation no later than 4:00 pm New York time. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in the Series A Purchase Agreement. In the event that the Corporation receives the Notice of Conversion after 4:00 p.m. New York time, the Conversion Date shall be deemed to be the next business day. In the event that the Corporation receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

          4.3.3 Events Of Default And Remedies.

               (a) “Event of Default”, wherever used herein, means any one of the following events:

                    (i) the Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in this Certificate of Incorporation, and such failure shall not have been remedied within ten (10) business days after the date on which written notice of such failure shall have been given;

                    (ii) the occurrence of any material breach or event of default by the Corporation under the Series A Purchase Agreement or any other Transaction Document (as defined in the Series A Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

                    (iii) the Corporation or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Corporation under the Bankruptcy Code and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or there is commenced against the Corporation any such proceeding and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation suffers any appointment of any custodian or the like for it or any substantial part of its property and the Corporation fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Corporation makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Corporation for the purpose of effecting any of the foregoing;

                    (iv) trading in the common stock of the Corporation shall have been suspended, delisted, or otherwise ceased by the Securities and Exchange Commission (“SEC”) or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), and trading is not reinstated within thirty (30) Trading Days, except for (i) any suspension of trading of limited duration solely to permit dissemination of material information regarding the Corporation, and trading is reinstated promptly after such dissemination and (ii) any general suspension of trading for all companies trading on such exchange or market or OTCBB; or

                    (v) the Corporation shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever.

               (b) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Corporation, demand redemption of the shares of Series A Preferred Stock held by such Holder at the Series A Redemption Price (as defined herein), and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

               (c) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Certificate of Incorporation or in aid of the exercise of any power granted in this Certificate of Incorporation, and proceed to enforce the redemption of any of the Series A Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.

               (d) To effectuate the terms and provisions of this Certificate of Incorporation, the Holder may send notice of any default to the Attorney-in-Fact (as defined in the Series A Purchase Agreement) and send a copy of such notice to the Corporation and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Certificate of Incorporation and the Series A Purchase Agreement and all agreements entered into pursuant to the Series A Purchase Agreement on behalf of the Corporation.

          4.3.4 Redemption

               (a) Except as provided in this Section 4.3.4 (a), neither the Holder nor the Corporation may demand that the Series A Preferred Stock be redeemed. Until all of the Series A Preferred Stock has been converted, in the event that the Corporation engages in a single transaction or a series of related transactions that cause it to (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into it, or (iii) undergo a Change in Control, then at the option of the Corporation exercisable by giving thirty (30) days written notice to the Holder, the Corporation may demand that the Holder convert all shares of Series A Preferred Stock then held by the Holder into Common Stock upon the terms and conditions set forth in this Certificate of Incorporation. If the Holder does not comply with such demand, the Corporation may redeem all Series A Preferred Stock held by the Series A Purchaser at their Series A Stated Value (the “Series A Redemption Price”). The Corporation is not obligated to provide for redemption of the Series A Preferred Stock through a sinking fund.

               (b) Shares of Series A Preferred Stock which have been redeemed or converted shall be deemed retired pursuant to the DGCL and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series A Preferred Stock.

               (c) No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

               (d) If any redemption shall at any time be prohibited by the DGCL, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.

               (e) In the event the Corporation shall redeem shares of Series A Preferred Stock as provided herein, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Series A Preferred Stock at the address that appears on the Corporation’s stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Series A Redemption Price; and (iv) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for payment. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Series A Redemption Price of the shares called for redemption) said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Series A Redemption Price or Common Stock with respect to converted Series A Preferred Stock). Upon surrender of the certificates for Series A Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Corporation at the Series A Redemption Price.

          4.3.5 Rank. The Series A Preferred Stock shall, as to redemptions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation’s Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior (“Junior Securities”) to the Series A Preferred Stock; (iii) junior to any class or series of capital stock of the Corporation hereafter created which by its terms ranks senior (“Senior Securities”) to the Series A Preferred Stock; and (iv) pari passu with any other series of preferred stock of the Corporation hereafter created which by its terms ranks on a parity (“Pari Passu Securities”) with the Series A Preferred Stock.

          4.3.6 Liquidation Preference. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation’s assets in one transaction or in a series of related transactions (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The “Liquidation Preference” with respect to a share of Series A Preferred Stock means an amount equal to the Series A Stated Value thereof. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Incorporation filed in respect thereof.

          4.3.7 Voting Rights. The Holders of the Series A Preferred Stock have no voting power whatsoever, except as provided by the DGCL. To the extent that under the DGCL the vote of the Holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL Holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Section 4.3.2) using the record date for the taking of such vote of stockholders as the date as of which the Series A Conversion Price is calculated.

               (a) Miscellaneous. If any shares of Series A Preferred Stock are converted pursuant to Section 4.3.2, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series.

               (b) Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock certificate(s), the Corporation shall execute and deliver new Series A Preferred Stock certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series A Preferred Stock certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

               (c) Upon submission of a Notice of Conversion by a Holder of Series A Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Incorporation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the delivery period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five (5) business days after the expiration of such ten (10) business day period) the Holder shall regain the rights of a Holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series A Preferred Stock.

               (d) The remedies provided in this Certificate of Incorporation shall be cumulative and in addition to all other remedies available under this Certificate of Incorporation,

at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Incorporation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

               (e) Whenever the Corporation is obligated to purchase or redeem a Holder’s Series A Preferred Stock, and the Series A Redemption Price is not paid to the Holder by the tenth (10th) day after the Series A Redemption Price is due and payable to such Holder, the Corporation shall thereafter pay interest to such Holder on the unpaid portion of the Series A Redemption Price at the rate of ten percent (10%) per annum, compounded annually, until the Series A Redemption Price is paid in full.

     4.4 Series B Preferred Stock. Seven hundred and fifty thousand (750,000) shares of Preferred Stock is designated the Series B 0% Convertible Preferred Stock (the “Series B Preferred Stock”) and the stated value shall be U.S. ten dollars ($10.00) per share (the “Series B Stated Value”). The rights, preferences, privileges, restrictions and other matters relating to the Series B Preferred Stock are as follows:

          4.4.1 Dividends. The Holder of the shares of Series B Preferred Stock as they appear on the stock records of the Corporation shall not be entitled to receive any dividends.

          4.4.2 Conversion.

               (a) Each outstanding share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock determined by dividing the Series B Stated Value by the Series B Conversion Price as defined below, and subject to the Limitation on Conversion in Section 4.13 of the Series B Purchase Agreement, at the option of the Holder in whole or in part, at any time commencing on or after the Issuance Date; provided that, any conversion under this Section 4.4.2(a) shall be for a minimum Series B Stated Value of $10,000.00 of Series B Preferred Stock. The Holder shall effect conversions by sending the Notice of Conversion attached hereto as Appendix I in the manner set forth in Section 4.4.2(j). Each Notice of Conversion shall specify the Series B Stated Value of Series B Preferred Stock to be converted. The Conversion Date shall be on the date the Notice of Conversion is delivered pursuant to Section 4.4.2(j) hereof. Except as provided herein, each Notice of Conversion, once given, shall be irrevocable. Upon the entire conversion of the Series B Preferred Stock or the redemption of the Series B Preferred Stock, the certificates for such Series B Preferred Stock shall be returned to the Corporation for cancellation.

               (b) Not later than ten (10) business days after the Conversion Date, the Corporation will deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Series B Preferred Stock and (ii) once received from the Corporation, the Series B Preferred Stock in principal amount equal to the principal amount of the Series B Preferred Stock not converted; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series B Preferred Stock until the Series B Preferred Stock are either delivered for conversion to the Corporation or any transfer agent for the Series B Preferred Stock or Common Stock, or the Holder notifies the Corporation that such Series B Preferred Stock certificates have been lost, stolen or destroyed and provides an agreement reasonably acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Notice of Conversion, if such certificate or certificates are not delivered by the date required under this Section 4.4.2(b), the Holder shall be entitled, by providing written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the Series B Preferred Stock tendered for conversion.

               (c) Intentionally omitted.

               (d) (i) The Series B Conversion Price for each share of Series B Preferred Stock in effect on any Conversion Date shall be the lesser of (a) three U.S. dollars and sixty-five cents ($3.65) (the “Series B Fixed Conversion Price”) or (b) eighty percent (80%) of the lowest closing bid price for the Common Stock in the ten (10) business days preceding the date of conversion, but in no event, less than twenty seven and four tenths percent (27.4%) of the Series B Fixed Conversion Price (the “Series B Floating Conversion Price”). For purposes of determining the closing bid price on any day, reference shall be to the closing bid price for a share of Common Stock on such date on the NASD OTC Bulletin Board, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices).

                    (ii) If the Corporation, at any time while any Series B Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Series B Fixed Conversion Price designated in Section 4.4.2(d)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4.4.2(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                    (iii) If the Corporation, at any time while Series B Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Series B Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security then in each such case the Series B Conversion Price at which each Series B Preferred Stock shall thereafter be convertible shall be determined by multiplying the Series B Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the per share market value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such per share market value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board in good faith; provided, however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Corporation, such fair market value shall be determined by an Appraiser selected in good faith by the Holders of a majority of the principal amount of the Series B Preferred Stock then outstanding; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other Holders of Series B Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (iv) All calculations under this Section 4.4.2 shall be made to the nearest 1/1000th of a cent or the nearest 1/1000th of a share, as the case may be. Any calculation over .005 shall be rounded up to the next cent or share and any calculation less than .005 shall be rounded down to the previous cent or share.

                    (v) In the event the Series B Fixed Conversion Price is not adjusted pursuant to Section 4.4.2(d)(ii), (iv), or (v), within ten (10) business days following the occurrence of an event described therein, and is still not adjusted following thirty (30) days notice from the Holder to the Corporation requesting that such adjustment be made, then the Holder shall have the right to require the Corporation to redeem all of the Holder’s Series B Preferred Stock at the Series B Stated Value of such Holder’s Series B Preferred Stock, and the Corporation shall pay such amount to the Holder pursuant to the written instructions provided by the Holder.

                    (vi) Whenever the Series B Fixed Conversion Price is adjusted pursuant to Section 4.4.2(d)(ii), (iv) or (v), the Corporation shall within two (2) days after the determination of the new Series B Fixed Conversion Price mail and fax to the Holder and to each other Holder of Series B Preferred Stock, a notice setting forth the Series B Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (vii) In case of any reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series B Preferred Stock then outstanding shall have the right thereafter to convert such Series B Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Holder shall have the right to convert the Series B Preferred Stock and receive cash in the same manner as other stockholders), and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series B Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section 4.4.2(d)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. Notwithstanding the foregoing, in the event of any merger, consolidation or change of control of the Corporation, then as provided in the Series B Purchase Agreement, the Corporation shall have the right to demand that the Holder convert all Series B Preferred Stock then held by the Series B Purchaser into Common Stock upon the terms and conditions set forth in this Certificate of Incorporation. If the Holder does not comply with such demand, the Corporation may redeem all Series B Preferred Stock held by the Series B Purchaser at their Series B Stated Value.

                    (viii) If:

                         (A) the Corporation shall declare a dividend (or any other distribution) on its Common Stock; or

                         (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                         (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                         (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                         (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation; then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of Series B Preferred Stock, and shall cause to be mailed and faxed to the Holders of Series B Preferred Stock at their last addresses as it shall appear upon the Series B Preferred stock register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

               (e) If at any time conditions shall arise by reason of action or inaction taken by the Corporation which in the opinion of the Board are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holders of Series B Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Corporation’s capital stock), the Corporation shall, at least thirty (30) calendar days prior to the effective date of such action, mail and fax a written notice to each Holder of Series B Preferred Stock briefly describing the action contemplated and the material adverse effects of such action on the rights of such Holders and an Appraiser selected by the Holders of majority of the outstanding Series B Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4.4.2), of the Series B Fixed Conversion Price (including, if necessary, any adjustment as to the securities into which Series B Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders of Series B Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Series B Fixed Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Series B Fixed Conversion Price.

               (f) The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series B Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series B Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 4.4.2(d) and Section 4.4.2(e) hereof) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

               (g) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Corporation shall eliminate such fractional share interest by issuing the Holder an additional full share of Common Stock.

               (h) The issuance of certificates for shares of Common Stock on conversion of Series B Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               (i) Series B Preferred Stock converted into Common Stock shall be canceled upon conversion.

               (j) Each Notice of Conversion shall be given by facsimile to the Corporation no later than 4:00 pm New York time. Any such notice shall be deemed given and effective upon the transmission of such facsimile at the facsimile telephone number specified in the Series B Purchase Agreement. In the event that the Corporation receives the Notice of Conversion after 4:00 p.m. New York time, the Conversion Date shall be deemed to be the next business day. In the event that the Corporation receives the Notice of Conversion after the end of the business day, notice will be deemed to have been given the next business day.

          4.4.3 Events of Default and Remedies.

               (a) “Event of Default”, wherever used herein, means any one of the following events:

                    (i) the Corporation shall fail to observe or perform any material covenant, agreement or warranty contained in this Series B Preferred Stock Certificate of Incorporation, and such failure shall not have been remedied within ten (10) business days after the date on which written notice of such failure shall have been given;

                    (ii) the occurrence of any material breach or event of default by the Corporation under the Series B Purchase Agreement or any other Transaction Document (as defined in the Series B Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

                    (iii) the Corporation or any of its material subsidiaries shall commence a voluntary case under the Bankruptcy Code; or an involuntary case is commenced against the Corporation under the Bankruptcy Code and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or there is commenced against the Corporation any such proceeding and the Corporation fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Corporation suffers any appointment of any custodian or the like for it or any substantial part of its property and the Corporation fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Corporation makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Corporation for the purpose of effecting any of the foregoing;

                    (iv) trading in the common stock of the Corporation shall have been suspended, delisted, or otherwise ceased by the SEC or the NASD or other exchange or the Nasdaq (whether the National Market or otherwise), and trading is not reinstated within thirty (30) Trading Days, except for (i) any suspension of trading of limited duration solely to permit dissemination of material information regarding the Corporation, and trading is reinstated promptly after such dissemination and (ii) any general suspension of trading for all companies trading on such exchange or market or OTCBB; or

                    (v) the Corporation shall issue a press release, or otherwise make publicly known, that it is not honoring properly executed Notice of Conversions for any reason whatsoever.

               (b) If any Event of Default occurs and continues, beyond any cure period, if any, then so long as such Event of Default shall then be continuing any Holder may, by notice to the Corporation, demand redemption of the shares of Series B Preferred Stock held by such Holder at the Redemption Price (as defined herein), and such Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by such Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but not be limited to the right to temporary, preliminary and permanent injunctive relief without the requirement of posting any bond or undertaking.

               (c) Such Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Certificate of Incorporation or in aid of the exercise of any power granted in this Series B Preferred Stock Certificate of Incorporation, and proceed to enforce the redemption of any of the Series B Preferred Stock held by it, and to enforce any other legal or equitable right of such Holder.

               (d) To effectuate the terms and provisions of this Certificate of Incorporation of Series B Preferred Stock, the Holder may send notice of any default to the Attorney-in-Fact (as defined in the Series B Purchase Agreement) and send a copy of such notice to the Corporation and its counsel, simultaneously, and request the Attorney-in-Fact, to comply with the terms of this Certificate of Incorporation of Series B Preferred Stock and the Series B Purchase Agreement and all agreements entered into pursuant to the Series B Purchase Agreement on behalf of the Corporation.

          4.4.4 Redemption.

               (a) Except as otherwise provided in this Section 4.4.4 (a), Section 4.4.3(b) or Section 4.4.2(d) neither the Holder nor the Corporation may demand that the Series B Preferred Stock be redeemed. Until all of the Series B Preferred Stock has been converted, in the event that the Corporation engages in a single transaction or a series of related transactions that cause it to (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into it, or (iii) undergo a Change in Control, then at the option of the Corporation exercisable by giving thirty (30) days written notice to the Holder, the Corporation may demand that the Holder convert all shares of Series B Preferred Stock then held by the Holder into Common Stock upon the terms and conditions set forth in this Certificate of Incorporation. If the Holder does not comply with such demand, the Corporation may redeem all Series B Preferred Stock held by the Series B Purchaser at their Series B Stated Value (the “Series B Redemption Price”). The Corporation is not obligated to provide for redemption of the Series B Preferred Stock through a sinking fund.

               (b) Shares of Series B Preferred Stock which have been redeemed or converted shall be deemed retired pursuant to the DGCL and shall thereafter resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any new series of Preferred Stock other than Series B Preferred Stock.

               (c) No redemption shall be made and no sum set aside for such redemption at any time that the terms or provisions of any indenture or agreement of the Corporation, including any agreement relating to indebtedness, specifically prohibits such redemption or setting aside or provides that such redemption or setting aside would constitute a breach or default thereunder (after notice or lapse of time or both), except with the written consent of the lender or other parties to said agreement as the case may be.

               (d) If any redemption shall at any time be prohibited by the DGCL, the same shall be deferred until such time as the redemption can occur in full compliance with such statute.

               (e) In the event the Corporation shall redeem shares of Series B Preferred Stock as provided herein, notice of such redemption shall be given by first class mail, postage prepaid, or by confirmed facsimile transmission, not less than thirty (30) business days prior to the date fixed by the Board for redemption to each holder of Series B Preferred Stock at the address that appears on the Corporation’s stock record books; provided, however, that no failure to provide such notice nor any defect therein shall affect the validity of the redemption proceeding except as to the holder to whom the Corporation has failed to send such notice or whose notice was defective. Each notice shall state (i) the redemption date, (ii) the number of shares of Series B Preferred Stock to be redeemed; (iii) the Series B Redemption Price; and (iv) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment. When notice has been provided as aforesaid then from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the Series B Redemption Price of the shares called for redemption) said shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease (other than the right to receive the Series B Redemption Price or Common Stock with respect to converted Series B Preferred Stock). Upon surrender of the certificates for Series B Preferred Stock accompanied by appropriate stock powers, the shares shall be redeemed by the Corporation at the Series B Redemption Price.

          4.4.5 Rank. The Series B Preferred Stock shall, as to redemptions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Corporation’s Common Stock; (ii) prior to any Junior Securities to the Series B Preferred Stock; (iii) junior to any Senior Securities to the Series B Preferred Stock); and (iv) pari passu with the Series A Preferred Stock and other Pari Passu Securities.

          4.4.6 Liquidation Preference. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such Liquidation Event, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders of shares of Series B Preferred Stock and Series A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders of the Series B Preferred Stock, Series A Preferred Stock and Holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. The “Liquidation Preference” with respect to a share of Series B Preferred Stock and Series A Preferred Stock means an amount equal to the Series B Stated Value thereof. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Incorporation filed in respect thereof.

          4.4.7 Voting Rights. The Holders of the Series B Preferred Stock have no voting power whatsoever, except as provided by the DGCL. To the extent that under the DGCL the vote of the Holders of the Series B Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the then outstanding shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of at least a majority of the then outstanding shares of Series B Preferred

Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL Holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Section 4.4.2) using the record date for the taking of such vote of stockholders as the date as of which the Series B Conversion Price is calculated.

          4.4.8 Miscellaneous.

               (a) If any shares of Series B Preferred Stock are converted pursuant to Section 4.4.2, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series.

               (b) Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Series B Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Series B Preferred Stock certificate(s), the Corporation shall execute and deliver new Series B Preferred Stock certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Series B Preferred Stock certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

               (c) Upon submission of a Notice of Conversion by a Holder of Series B Preferred Stock, (i) the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Incorporation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the delivery period with respect to a conversion of Series B Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five (5) business days after the expiration of such ten (10) business day period) the Holder shall regain the rights of a Holder of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

               (d) The remedies provided in this Certificate of Incorporation shall be cumulative and in addition to all other remedies available under this Certificate of Incorporation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Incorporation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the Holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

               (e) Whenever the Corporation is obligated to purchase or redeem a Holder’s Series B Preferred Stock, and the Series B Redemption Price is not paid to the Holder by the tenth (10th) day after the Series B Redemption Price is due and payable to such Holder, the Corporation shall thereafter pay interest to such Holder on the unpaid portion of the Series B Redemption Price at the rate of ten percent (10%) per annum, compounded annually, until the Series B Redemption Price is paid in full.

ARTICLE V

     The name and address, including street number and zip code, of the incorporator is:

Name:	Address:

David Koontz	100 Commerce Drive, Suite 301
Newark, Delaware 19713

     The incorporator’s authority on behalf of this Corporation is limited to forming it by the filing of this Certificate of Incorporation, and the incorporator has no further power or authority on behalf of the Corporation, express or implied, by virtue of being the incorporator.

ARTICLE VI

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation:

     6.1 Number Of Directors. The Board shall be composed of not less than one nor more than nine Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2 Classification Of Directors. The Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring each year. The initial Class A Directors shall hold office for a term expiring at the 2005 annual meeting of stockholders; the initial Class B Directors shall hold office for a term expiring at the 2006 annual meeting of stockholders; and the initial Class C Directors shall hold office for a term expiring at the 2007 annual meeting of stockholders. At each such annual meeting of stockholders and at each annual meeting thereafter, successors to the class of Directors whose term expires at that meeting shall be elected for a term expiring at the third annual meeting following their election and until their successors shall be elected and qualified, subject to prior death, resignation, retirement or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no event will a decrease in the number of Directors shorten the term of any incumbent Director.

     6.3 Removal Of Directors. The stockholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     6.4 Vacancies On Board. If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office.

     6.5 Amending Bylaws. The Board shall have the power to adopt, amend or repeal the Bylaws of this Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to amend or repeal the Bylaws of this Corporation and to adopt new Bylaws

     6.6 Initial Board. The initial Board shall consist of six Directors, divided into three classes (Class A, Class B and Class C):

Class A Directors:

Karim Jobanputra
100 Commerce Drive, Suite 301
Newark, Delaware 19713

Hendrik Rethwilm
100 Commerce Drive, Suite 301
Newark, Delaware 19713

Class B Directors:

Richard J. Roger
100 Commerce Drive, Suite 301
Newark, Delaware 19713

David L. Koontz
100 Commerce Drive, Suite 301
Newark, Delaware 19713

Class C Directors:

Anthony Dean Smith
100 Commerce Drive, Suite 301
Newark, Delaware 19713

Alan R. Rae
100 Commerce Drive, Suite 301
Newark, Delaware 19713

ARTICLE VII

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provision of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VIII

     This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by the DGCL, and the rights of the stockholders of this Corporation are granted subject to this reservation.

ARTICLE IX

     9.1 Stockholder Actions. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except that any such action may be taken without prior notice and without a vote, if a consent in writing, setting forth that action so taken shall be signed by all the stockholders of the Corporation entitled to vote thereon.

     9.2 Number Of Votes Necessary To Approve Actions. Whenever the DGCL permits a corporation’s certificate of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, this Certificate of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3 Special Meetings Of Stockholders. So long as this Corporation is a public company, special meetings of the stockholders of the Corporation for any purpose may be called at any time by the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4 Place For Stockholder Meetings. Meetings of the Stockholders may be held anywhere within or without the State of Delaware.

     9.5 Quorum For Meetings Of Stockholders. Except with respect to any greater requirement contained in these Certificate of Incorporation or the DGCL, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Certificate of Incorporation or the DGCL, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders.

ARTICLE X

     10.1 Indemnification. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended from time to time.

     10.2 Authorization. The Board may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

     10.3 Effect Of Amendment. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

[Signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 20th day September, 2004.

/s/	David L. Koontz

David L. Koontz

APPENDIX I

NOTICE OF CONVERSION
AT THE ELECTION OF THE HOLDER

(To be Executed by the Registered Holder
in order to Convert the Preferred Stock of O2 Diesel Corporation)

The undersigned hereby irrevocably elects to convert the Series __ Preferred Stock into shares of Common Stock, par value $.____ per share (the “Common Stock”), of O2 Diesel Corporation (the “Corporation”) according to the provisions of the Certificate of Incorporation hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith.

Conversion calculations:

Date to Effect Conversion

Number of Shares to be Converted

Applicable Conversion Price

Number of Shares to be Issued Upon Conversion

Signature

Name

Address